                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): AUGUST 27, 1998


                        INLAND ENTERTAINMENT CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)


              Utah                  0-11532                    33-0618806
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   (State or other jurisdiction   (Commission                (IRS Employer
        of incorporation)         File Number)             Identification No.)


        16868 VIA DEL CAMPO COURT, SUITE 200, SAN DIEGO, CALIFORNIA 92127
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        (Address of principal executive offices)               (Zip Code)


                                 (619) 716-2100
                                 --------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

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                        INLAND ENTERTAINMENT CORPORATION

                                    FORM 8-K


                                      INDEX
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
INFORMATION INCLUDED IN THE REPORT                                              PAGE
        Item 5.     Other Events                                                  3
        Item 7.     Financial Statements and Exhibits                             3






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ITEM 5.  OTHER EVENTS.

(a)  Acquisition of Cyberworks, Inc.

     On August 27, 1998, Inland Entertainment Corporation, a Utah corporation ("Inland"), acquired 100% of the outstanding equity of Cyberworks, Inc., a California corporation ("Cyberworks"). Cyberworks is an interactive marketing and design company whose principal business is marketing and developing internet and intranet websites.

     Pursuant to an Agreement and Plan of Reorganization dated August 25, 1998, by and among Inland, Inland Acquisition Corporation ("Acquisition Corp."), Cyberworks and Richard T. Harrison, the sole shareholder of Cyberworks (the "Reorganization Agreement"), on August 27, 1998 (the "Effective Date") Acquisition Corp., a wholly-owned subsidiary of Inland formed to effect the merger, was merged with and into Cyberworks, with Cyberworks being the surviving corporation and becoming a wholly-owned subsidiary of Inland (the "Merger Transaction").

     On the Effective Date and pursuant to the Merger Transaction, Inland acquired 100% of the outstanding shares of Cyberworks in connection with the conversion of each share of Cyberworks common stock into the right to receive seven hundred fifty (750) shares of Inland common stock together with five hundred dollars cash ($500.00). Richard T. Harrison, as the sole shareholder of Cyberworks, received 750,000 shares of newly-issued Inland common stock, $.001 par value per share, and $500,000 in cash. For purposes of the Merger Transaction, the fair market value of a share of Inland common stock was determined to be $4.08 per share, this price being established pursuant to a formula set forth in the Reorganization Agreement. Inland used its general working capital to fund the cash portion of merger consideration. The Merger Transaction is being accounted for as a "purchase" transaction.

     On the Effective Date, Richard T. Harrison, the former President and Chief Executive Officer of Cyberworks, was appointed a director of Inland. In addition, on the Effective Date, Mr. Harrison entered into an Employment Agreement and a Noncompetition Agreement with Inland and Cyberworks relating to Mr. Harrison's service as President and Chief Operating Officer of Cyberworks following the Merger Transaction.

(b)  Ratification of Compact Between the State of California and the
     Barona Tribe.

     On August 12, 1998, a tribal-state compact (the "Compact") was signed by and between the State of California and the Barona Group of Capitan Grande Band of Mission Indians (the "Barona Tribe"), the principal client of Inland. On August 27, 1998, the California Senate and Assembly passed legislation ratifying the Compact. On August 28, 1998, Governor Pete Wilson, approved the legislation ratifying the Compact. On September 3, 1998, the Compact was sent to the U.S. Department of the Interior (the "Department") for approval. The effect of the Compact is to permit the Barona Tribe to engage in certain Class III gaming activities within the State of California. One additional effect of the Compact, once filed with the Department, is that the U.S. Attorney's Office for the Southern District of California (the "U.S. Attorney") has indicated that it expects to file a motion to dismiss the forfeiture suit currently pending against the Barona Tribe related to the surrender of their video slot machines. Upon proper motion by the U.S. Attorney, presiding Judge Marilyn Huff has indicated that she would dismiss the forfeiture suit without prejudice.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.



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(c)     Exhibits.

        The following exhibits are filed herewith:

        2.01 Agreement and Plan of Reorganization by and among Inland Entertainment Corporation, Cyberworks Inc., Inland Acquisition Corporation and Richard T. Harrison dated August 25, 1998.

        2.02 Agreement of Merger by and between Cyberworks, Inc. and Inland Acquisition Corporation dated August 27, 1998.

        2.03 Articles of Merger by and between Cyberworks, Inc. and Inland Acquisition Corporation dated August 27, 1998.

        99.01 Employment Agreement by and among Inland Entertainment Corporation, Cyberworks Inc. and Richard T. Harrison dated August 27, 1998.

        99.02 Noncompetition Agreement by and among Inland Entertainment Corporation, Cyberworks Inc. and Richard T. Harrison dated August 27, 1998.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INLAND ENTERTAINMENT CORPORATION, a
                                        Utah corporation



Date:  September 10, 1998          By: /s/ Andrew B. Laub
                                       ------------------------------------
                                       Andrew B. Laub
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer






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                                INDEX TO EXHIBITS

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
--------------                      ----------------------

    2.01 Agreement and Plan of Reorganization by and among Inland Entertainment Corporation, Cyberworks Inc., Inland Acquisition Corporation and Richard T. Harrison dated August 25, 1998.

    2.02 Agreement of Merger by and between Cyberworks, Inc. and Inland Acquisition Corporation dated August 27, 1998.

    2.03 Articles of Merger by and between Cyberworks, Inc. and Inland Acquisition Corporation dated August 27, 1998.

    99.01 Employment Agreement by and among Inland Entertainment Corporation, Cyberworks Inc. and Richard T. Harrison dated August 27, 1998.

    99.02 Noncompetition Agreement by and among Inland Entertainment Corporation, Cyberworks Inc. and Richard T. Harrison dated August 27, 1998.



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